Exhibit 10.1.2


                             UNDERWRITING AGREEMENT


July 18, 2003

MDC Corporation Inc.
45 Hazelton Avenue
Toronto, Ontario
M5R 2E3

- and -

Ashton Potter Canada Inc.
45 Hazelton Avenue
Toronto, Ontario
M5R 2E3

Dear Sirs:

         We understand that MDC Corporation Inc. and Ashton Potter Canada Inc. (the "VENDORS") propose to sell to the Underwriters (as defined below), an aggregate of 2,963,804 previously issued trust units (the "UNITS") of Custom Direct Income Fund. Upon and subject to the terms and conditions contained in this agreement, CIBC World Markets Inc. ("CIBC WORLD MARKETS"), TD Securities Inc., Scotia Capital Inc., BMO Nesbitt Burns Inc., National Bank Financial Inc. and Griffiths McBurney & Partners (collectively, the "UNDERWRITERS", and each, an "UNDERWRITER") hereby severally offer to purchase from the Vendors in the respective percentages set out in Section 18, and the Vendors hereby agree to sell to the Underwriters, all but not less than all of 2,963,804 Units (the "PURCHASED UNITS"), at the purchase price of $10.00 per Unit, being an aggregate purchase price of $29,638,040.

         The Underwriters propose to sell the Purchased Units to purchasers in Canada at a price of $10.00 per Unit on a "private placement" basis on the terms and subject to the terms of this agreement.

         In consideration of the agreement of the Underwriters to purchase the Purchased Units and to offer them for sale in accordance with the terms of this agreement, the Vendors jointly agree to pay to the Underwriters, at the Closing Time (as defined below), a fee equal to 5.0% of the aggregate purchase price for the Purchased Units, or $0.50 per Purchased Unit.

         All dollar amounts referenced herein are in Canadian dollars unless otherwise indicated.

TERMS AND CONDITIONS

         The following are additional terms and conditions of this agreement among the Vendors and the Underwriters.

1.       DEFINITIONS

          Where used in this agreement, or in any amendment to this agreement, the following terms will have the following meanings, respectively:

1.1 "AFFILIATE" means an affiliated entity for purposes of Section 1.2 of Ontario Securities Commission Rule 45-501 under the Securities Act (Ontario), as constituted at the date of this agreement;

1.2      "ASHTON POTTER CANADA" means Ashton Potter Canada Inc.;

1.3      "BENEFICIARIES" has the meaning given to that term in Section 11.3;

1.4 "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Toronto, Ontario;

1.5      "CLAIM" has the meaning given to that term in Section 11.1;

1.6 "CLOSING" means the completion of the issue and sale by the Vendors and the purchase by the Underwriters of Purchased Units pursuant to this agreement;

1.7 "CLOSING DATE" means July 29, 2003 or any earlier date as may be agreed to in writing by the Fund, MDC and the Underwriters, each acting reasonably;

1.8 "CLOSING TIME" means 10:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Underwriters and Vendors may agree upon;

1.9 "COMPANY" means Custom Direct, Inc., a corporation incorporated under the laws of Delaware, as the surviving corporation resulting from the merger of Custom Direct USA Inc. with and into Custom Direct, Inc.;

1.10     "CONTINUING UNDERWRITERS" has the meaning given to that term in
         Section 18;

1.11 "CUSTOM DIRECT CANADA" means Custom Direct Canada Inc., a corporation incorporated under the laws of Ontario;

1.12 "CUSTOM DIRECT LLC" means Custom Direct LLC, a limited liability company formed under the laws of Delaware;

1.13 "CUSTOM DIRECT ULC" means Custom Direct ULC, a Nova Scotia unlimited liability company;

1.14 "CUSTOM DIRECT ULC NOTES" means the 14.5% unsecured subordinated notes of Custom Direct ULC;

1.15 "DECLARATION OF TRUST" means a declaration of trust of the Fund made on the 18th day of March, 2003 under the laws of the Province of Ontario, as amended and restated on May 14, 2003 and as amended from time to time;

1.16     "DEFAULTED UNITS" has the meaning given to that term in Section 18;

1.17 "DISTRIBUTION" means distribution or distribution to the public, as the case may be, for the purposes of the Securities Laws or any of them;

1.18 "FINANCIAL INFORMATION" means the financial statements of the Fund and the Company included in the Prospectus, together with the report of BDO Dunwoody LLP, Chartered Accountants, on those financial statements as at and for the periods included in the Prospectus and including the notes with respect to those financial statements, as set forth on pages 11 and 39 and F-1 to F-23 inclusive of the Prospectus;

1.19 "INDEMNIFIED PARTY" and "INDEMNIFIED PARTIES" have the meanings given to those terms in Section 11.1;

1.20 "MATERIAL CHANGE" means a change in the business, operations or capital of the Company, the Fund or its subsidiaries that would reasonably be expected to have a significant effect on the market price or value of the Purchased Units and includes a decision to implement such a change made by the trustees of the Fund or by senior management of the Company who believe that confirmation of the decision by the trustees is probable;

1.21 "MATERIAL FACT" means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Purchased Units;

1.22 "MISREPRESENTATION" means: (i) an untrue statement of a material fact or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

1.23     "MDC" means MDC Corporation Inc.;

1.24 "CREDIT FACILITY" means the credit arrangements entered between Custom Direct LLC and a group of LENDERS pursuant to which Custom Direct LLC has been provided with a senior secured credit facility in the aggregate amount of up to US$42.5 million comprised of a term facility in the aggregate amount of US$37.5 million and a revolving credit facility in the aggregate amount of up to US$5.0 million, as described in the Prospectus under the heading "Proposed Credit Facility";

1.25 "PROSPECTUS" means the final prospectus of the Fund dated May 15, 2003 as filed with the Securities Commissions in accordance with the Securities Laws;

1.26 "PUBLIC DOCUMENTS" means any press release, material change report, financial statement and any other document filed by the Fund under Securities Laws and available on SEDAR;

1.27 "QUALIFYING ISSUER" means a "qualifying issuer" as such term is defined for the purposes of Multilateral Instrument 45-102 ("MI 45-102") of the securities regulatory authorities of a number of provinces of Canada, including Ontario;

1.28     "REFUSING UNDERWRITER" has the meaning given to that term in Section
         18;

1.29 "SECURITIES COMMISSION" means the applicable securities commission or regulatory authority in each Province of Canada;

1.30 "SECURITIES LAWS" means, collectively, the applicable securities laws of each of the Provinces of Canada and the respective regulations and rules made under those securities laws together with all applicable blanket orders and rulings of the Securities Commissions and all discretionary orders or rulings, if any, of the Securities Commissions made in connection with the transactions contemplated by this agreement;

1.31 "SUBSIDIARY" means a subsidiary for purposes of Section 1.2 of Ontario Securities Commission Rule 45-501 under the Securities Act (Ontario), as constituted at the date of this agreement;

1.32     "TRUST COMPANY" means CIBC Mellon Trust Company;

1.33     "TSX" means the Toronto Stock Exchange;

1.34     "UNDERWRITING AGREEMENT" OR "AGREEMENT" means this agreement;

1.35 "UNITED STATES" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; and

1.36 "U.S. SECURITIES ACT" means the United States Securities Act of 1933, as amended.

         Capitalized terms used but not defined in this agreement have the meanings given to them in the Prospectus.

         Any reference in this agreement to a section, paragraph, subsection, subparagraph, clause, subclause or Schedule will refer to a section, paragraph, subsection, subparagraph, clause, subclause or Schedule of this agreement.

         All words and personal pronouns relating to those words will be read and construed as the number and gender of the party or parties referred to in each case requires and the verb will be construed as agreeing with the required word and/or pronoun.

2.       ATTRIBUTES OF THE PURCHASED UNITS

2.1 The Purchased Units to be sold under this agreement by the Vendors have been duly and validly created and issued by the Fund and have the attributes set out in the Prospectus.

3.       DISTRIBUTION AND CERTAIN OBLIGATIONS OF UNDERWRITERS

3.1 The Underwriters will offer and sell the Purchased Units only in those jurisdictions where they may be lawfully offered for sale or sold on a basis exempt from prospectus requirements of Securities Laws and registration requirements of the U.S. Securities Act. The Underwriters will comply with applicable Securities Laws in connection with the offer to sell or distribution of the Purchased Units. The Underwriters will not, directly or indirectly, solicit offers to purchase or sell the Purchased Units so as to require registration of those Purchased Units or filing of a prospectus with respect to those Purchased Units under the laws of any jurisdiction. Each Underwriter will cause similar undertakings to be contained in any agreements among the members of the banking, selling or other groups formed for the distribution of the Purchased Units and will require any member of the banking, selling or other group formed for the distribution of the Purchased Units to comply with applicable Securities Laws.

3.2 The Underwriters acknowledge that the sale of the Purchased Units by the Vendors is a distribution of the Purchased Units which has not been qualified by a prospectus under Securities Laws and accordingly any resale by the Underwriters of the Purchased Units will be a distribution.

3.3 The Underwriters will ask each person resident in Canada who purchases any of the Purchased Units from them during the period during which such sale is a distribution, to sign a Purchaser's Letter substantially in the form of Schedule 3.3.

3.4 No Underwriter will be liable to the Vendors under this Section 3 with respect to a default by any of the other Underwriters but will be liable to the Vendors for its own default.

4.       MATERIAL CHANGE

         4.1 The Vendors will promptly inform the Underwriters in writing during the period prior to the completion of the distribution of the Purchased Units of the full particulars of:

         4.1.1. any material change (whether actual, anticipated, contemplated or proposed by, or threatened against, the Company or the Fund) in the assets, liabilities (contingent or otherwise), business, affairs, prospects, operations or capital of the Company or the Fund;

         4.1.2. any material fact which has arisen or has been discovered and would have been required to have been stated in the Prospectus had that fact arisen or been discovered on, or prior to, the date of the Prospectus; or

         4.1.3. any change in any material fact contained in the Prospectus or whether any event or state of facts has occurred after the date of the Prospectus, which, in any case, is of such a nature as to render the Prospectus untrue or misleading in any material respect or to result in any misrepresentation in the Prospectus including as a result of the Prospectus containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not false or misleading in light of the circumstances in which it was made.

5.       REGULATORY APPROVALS

5.1 The Vendors will make all necessary filings on their behalf and on behalf of the Underwriters, obtain all necessary regulatory consents and approvals (if any) and pay all filing fees required to be paid by the Vendors or the Underwriters in connection with the sale of the Purchased Units to the Underwriters and the sale of the Purchased Units by the Underwriters; provided that the Vendors shall only be required to file such reports as may be required under Securities Laws if the Underwriters provide to the Vendors the names and addresses of each person to which the Underwriters have sold Purchased Units and the number of Purchased Units purchased by each such person.

5.2 The Vendors shall use all commercially reasonable efforts to cause the Fund to become a Qualifying Issuer by the Time of Closing, including, without limiting the generality of the foregoing, by causing the Fund to file an application for a waiver or order under the Securities Legislation resulting in the Fund becoming a Qualifying Issuer.

6.       REPRESENTATIONS AND WARRANTIES OF THE VENDORS

         The Vendors jointly and severally represent and warrant that:

6.1 the Fund has been created and, to the knowledge of the Vendors, is existing as a trust under the laws of the Province of Ontario and the trustees have been appointed as trustees of the Fund;

6.2 the Fund can carry out its affairs as described in the Prospectus in compliance with the terms and provisions of the Declaration of Trust;

6.3 other than as set out in the Prospectus, to the knowledge of the Vendors, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Fund or its subsidiaries;

6.4 to the knowledge of the Vendors: the Fund is the registered and beneficial owner of all of the issued and outstanding common shares of Custom Direct Canada and holds those securities free and clear of any liens, charges or encumbrances other than as provided for under the Credit Facility; Custom Direct Canada is the registered and beneficial owner of all of the issued and outstanding Class A common shares of the Company representing 80% of the issued and outstanding common shares of the Company and holds those securities free and clear of any liens, charges or encumbrances other than as provided for under the Credit Facility; Custom Direct ULC is the registered and beneficial owner of all of the issued and outstanding Series A preferred shares of the Company representing 80% of the issued and outstanding preferred shares of the Company and will hold those securities free and clear of any liens, charges or encumbrances other than as provided for under the Credit Facility; the Company is the registered and beneficial owner of all of the issued and outstanding common shares of Custom Direct ULC and holds those securities free and clear of any liens, charges or encumbrances other than as provided for under the Credit Facility; the Fund is the holder of US$78.2 million principal amount of Custom Direct ULC Notes and holds those securities free and clear of any liens, charges or encumbrances other than as provided for under the Credit Facility; the Company is the registered and beneficial owner of all of the issued and outstanding membership interests of Custom Direct LLC and holds those securities free and clear of any liens, charges or encumbrances other than as provided for under the Credit Facility; and Custom Direct LLC is the registered and beneficial owner of all of the issued and outstanding shares in the capital of Unique Checks, Inc. free and clear of any liens, charges or encumbrances other than as provided for under the Credit Facility;

6.5 to the knowledge of the Vendors, the Fund is authorized to issue an unlimited number of Units, of which, as of the date of this agreement, 15,613,804 Units are issued and outstanding as a fully paid Units of the Fund;

6.6 except as contemplated in the Prospectus, to the knowledge of the Vendors, no person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such (i) under which the Fund is, or may become, obligated to issue any of its securities or (ii) for the purchase of any security (including debt) of the Fund;

6.7      the Units are listed and posted for trading on the TSX;

6.8 each of MDC and Ashton Potter Canada is a corporation validly subsisting under the laws of its jurisdiction of incorporation. Each such entity has the power to own and operate its property, carry on its business and to enter into and perform its obligations under this agreement;

6.9 the Vendors are the beneficial owners of the Purchased Units as set out in Schedule 6.9, free and clear of all encumbrances, liens, charges or restrictions, other than such restrictions arising under Securities Laws and under the Underwriting Agreement among the Fund, MDC, Ashton Potter Canada and the Underwriters dated May 15, 2003; and upon completion of the transactions contemplated in this agreement, the Underwriters will acquire the Purchased Shares free and clear of all encumbrances, liens, charges or restrictions, other than such restrictions arising under Securities Laws;

6.10 to the knowledge of the Vendors, MDC and Ashton Potter Canada are the beneficial owners of all of the issued and outstanding Class B common shares of the Company representing 20% of the issued and outstanding common shares of the Company and all of the Series B preferred shares of the Company representing 20% of the issued and outstanding preferred shares of the Company and such Class B common shares and Series B preferred shares of the Company are registered in the name of MDC or Ashton Potter Canada;

6.11 except as disclosed in the Prospectus, prior to May 29, 2003 MDC exercised its control to ensure that the Company conducted its business in compliance in all material respects with all applicable laws of each jurisdiction in which the Company carried on business;

6.12 the execution, delivery and performance of this agreement by each of MDC and Ashton Potter Canada:

         6.12.1. has been or will at the Closing Time be duly authorized by all necessary action or corporate action on its part;

         6.12.2. does not require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, Securities Commission or other securities regulatory authority or other third party, except:
                  (i) those which have been obtained; (ii) those as may be required (and will be obtained prior to the Closing Time) under applicable Securities Laws; or (iii) those which have not been obtained and would not be material to the Vendors;

         6.12.3. does not (or will not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with or result in a default under, or allow any other person to exercise any rights under, any of the terms or provisions of their constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or securityholders, or any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over any of them, or any agreement, license or permit to which any of them is a party or by which the Company may be affected; and

         6.12.4.  will not result in the violation of any law.

6.13 other than as set out in the Prospectus, to the knowledge of the Vendors, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Fund, Custom Direct Canada, Custom Direct ULC, the Company or Custom Direct LLC;

6.14 except as disclosed in the Prospectus, there is no material action, suit, proceeding or investigation, at law or in equity, by any person, nor any arbitration, administrative or other proceeding by or before any governmental entity pending or, to the best of the knowledge of MDC, threatened against or affecting MDC, Ashton Potter Canada or, to the knowledge of the Vendors, the Company, the Fund or any of their respective properties, rights or assets;

6.15 the Financial Information has been prepared in accordance with Canadian generally accepted accounting principles and presents fairly, in all material respects, the financial condition and the results of operations and cash flow of the Company and of the Fund as at the dates and for the periods referred to therein;

6.16 to the knowledge of MDC, there has not been any reportable disagreement (within the meaning of National Policy Statement No. 31 of the Canadian Securities Administrators) with the auditors of the Fund;

6.17 the Prospectus and the Public Documents did not contain any misrepresentation on the date they were filed, and subsequent to the date thereof, there has not been any material change, or any development involving a prospective material change in the condition (financial or otherwise) or results of operation of the Company or the Fund and its subsidiaries on a consolidated basis, other than as disclosed in the Public Documents; and

6.18 The Vendors do not have any relationship with any of the Underwriters or any "related issuer" (as defined in National Instrument 33-105) of the Underwriters that may lead a reasonable prospective purchaser of the Purchased Units to question if the Underwriters and the Vendors are independent of each other for the sale of the Purchased Units contemplated by this Agreement.

7.       CONDITIONS OF CLOSING IN FAVOUR OF THE UNDERWRITERS

         The obligation of the Underwriters to purchase the Purchased Units will be subject to the following:

7.1 the Vendors will cause their Canadian counsel to deliver to the Underwriters and their counsel legal opinions dated and delivered the Closing Date, substantially in the form of Schedule 7.1;

7.2 the Underwriters will have received certificates dated the Closing Date signed by those senior officers of MDC and Ashton Potter Canada as may be acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to:

         7.2.1.   the constating documents of each such entity;

         7.2.2. the resolutions of the directors of MDC and Ashton Potter Canada, relevant to the sale of the Purchased Units and the authorization of the transactions contemplated by this agreement; and

         7.2.3. the incumbency and signatures of signing officers of MDC and Ashton Potter Canada;

7.3 MDC and Ashton Potter Canada will deliver to the Underwriters, at the Closing Time, a certificate dated the Closing Date addressed to the Underwriters and signed by Peter Lewis, Executive Vice-President and Chief Financial Officer, and Graham Rosenberg, Executive Vice-President, certifying for and on behalf of MDC and Ashton Potter Canada, after having made due inquiries, as to those matters that the Underwriters may reasonably request, including certification to the effect that:

         7.3.1. MDC and Ashton Potter Canada have complied with all the covenants and satisfied all the terms and conditions of this agreement on their respective parts to be complied with and satisfied at or prior to the Closing Time;

         7.3.2. subsequent to the respective dates as at which information is given in the Prospectus, to the knowledge of MDC and Ashton Potter Canada, there has not been any material change, or any development involving a prospective material change in the condition (financial or otherwise) or results of operations of the Company or the Fund and its subsidiaries on a consolidated basis, other than as disclosed in the Public Documents;

         7.3.3. subsequent to the respective dates as at which information is given in the Prospectus, no transaction out of the ordinary course of business, material to the Fund, has been entered into by MDC, Ashton Potter Canada, or, to the knowledge of MDC and Ashton Potter Canada, the Company or the Fund and its subsidiaries or has been approved by the management of any of them, which results in a material change in the Company or the Fund and its subsidiaries on a consolidated basis, other than as disclosed in the Public Documents;

         7.3.4. the representations and warranties of each of MDC and Ashton Potter Canada contained in this agreement, and in any certificates of each of MDC and Ashton Potter Canada delivered pursuant to or in connection with this agreement, are true and correct as at the Closing Time, with the same force and effect as if made on and as at the Closing Time, after giving effect to the transactions contemplated by this agreement;

7.4 the Fund will not have declared any cash distributions with a record date prior to the Closing Date;

7.5 the Fund and the Company shall have granted to the Underwriters, their counsel and other representative full access to members of its senior management, corporate records minute books, contracts, financial statements and other documents to allow the Underwriters to complete a due diligence review update from the due diligence review conducted at the time of preparation of the Prospectus;

7.6 at the Time of Closing, the Fund shall be a "Qualifying Issuer" or, failing which, shall have obtained an order or other exemption from the relevant Securities Commissions in form, content and scope satisfactory to the Underwriters and their counsel acting reasonably, subject to conditions customarily satisfied after the Time of Closing, with the result that the resale of the Purchased Shares by a person who has acquired such Purchased Units from the Underwriters shall be subject to section 2.5(2) of MI 45-102 and, for greater certainty, the hold period to which such Purchased Units will be subject will not exceed 4 months from the date of purchase by such person; and

7.7 the Underwriters will have received such other certificates, opinions, agreements, materials or documents, in form and substance satisfactory to the Underwriters, as the Underwriters may reasonably request.

The condition in Section 7.6 above shall be waived by the Underwriters if the Vendors and the Underwriters, acting reasonably, agree (prior to the Closing
Date) to a sale of the Purchased Units by the Vendors using a structure (the "Alternative Structure") which will result in a resale of the Purchased Units by a person who has acquired such Purchased Units from the Underwriters not being subject to a hold period under Securities Laws which will exceed 4 months from the date of acquisition by such person; provided that (i) the terms of such Alternative Structure result in the Vendors receiving a cash purchase price of $10.00 per Purchased Unit on or before July 29, 2003, (ii) the Underwriters shall be paid a commission of 5% of the aggregate purchase price for the Purchased Units, and (iii) the Underwriters shall be responsible for all fees, expenses and disbursements incurred by the Vendors, the Fund and the Underwriters in connection with the Alternative Structure (including fees, expenses and disbursements of the Fund's accountants and of legal counsel for the Vendors, the Fund and the Underwriters, and filing fees), and the Underwriters and the Vendors will use reasonable commercial efforts to agree to and implement an Alternative Structure.

8.       CLOSING

         The closing of the purchase and sale of the Purchased Units, as the case may be, will be completed at the Closing Time, at the offices of Torys LLP, Toronto-Dominion Centre, Suite 3000, 79 Wellington Street West, Toronto, M5K 1N2, or at any other place determined in writing by Ashton Potter Canada, MDC and the Underwriters. At the Closing Time, Ashton Potter Canada or MDC, as the case may be, will deliver to CIBC World Markets:

8.1 for the respective accounts of the Underwriters, the Purchased Units through the facilities of The Canadian Depository for Securities Limited registered in the name of CDS & Co. or its nominee or as otherwise directed by the Underwriters in accordance with the terms of the Declaration of Trust and bearing such legends as may be requested by the Underwriters; the Vendors will pay all fees and expenses payable to or incurred by the Trust Company in connection with such additional transfers required in the course of the distribution of the Purchased Units, and all fees payable to The Canadian Depository for Securities Limited;

8.2 one or more certified cheques or bank drafts or payment by wire transfer payable to CIBC World Markets, on behalf of the Underwriters, representing the fees payable by the Vendors, as the case may be, to the Underwriters as provided in the third paragraph of this agreement; and

8.3 all further documentation as may be contemplated in this agreement or as counsel to the Underwriters may reasonably require;

against payment by the Underwriters to Ashton Potter Canada or MDC, as directly jointly by each of them, of the purchase price for the Purchased Units, being sold by them under this agreement by certified cheque, bank draft or wire transfer payable to or as directed by Ashton Potter Canada or MDC, as the case may be.

9.       WAIVER OF RESTRICTIONS ON FURTHER SALES

9.1 For the purposes of section 13.2 of the Underwriting Agreement dated May 15, 2003 among the Underwriters, the Fund and MDC, the Underwriters hereby confirm their consent to the transactions contemplated by this agreement.

10.      [INTENTIONALLY DELETED]

11.      INDEMNIFICATION

11.1 The Vendors will jointly and severally protect, hold harmless and indemnify each of the Underwriters and their respective affiliates and their respective directors, officers, employees, shareholders and agents (collectively, the "INDEMNIFIED PARTIES" and individually an "INDEMNIFIED PARTY") from and against all losses (other than losses of profit in connection with the distribution of the Purchased Units), claims, damages, liabilities, costs and expenses, including, without limitation, all amounts paid to settle actions or satisfy judgments or awards and all reasonable legal fees and expenses (collectively, a "CLAIM") caused by or arising directly or indirectly by reason of:

         11.1.1. any breach of or default under any representation, warranty, covenant or agreement of the Vendors in this agreement or any other document to be delivered pursuant hereto or the failure of the Vendors to comply with any of its obligations hereunder or thereunder;

         11.1.3. any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange or by any other competent authority, preventing or restricting the trading in or the sale or distribution of the Purchased Units; or

         11.1.4. the Vendors not complying prior to the completion of the distribution of the Purchased Units with any requirement of any Securities Laws relating to the sale of the Purchased Units,

         and will reimburse the Indemnified Parties for all reasonable costs, charges and expenses, as incurred, which any of them may pay or incur in connection with investigating or disputing any Claim or action related thereto, including without limitation, reimbursement on a monthly basis for all time spent by personnel of the Underwriters at the normal per diem rate, together with such disbursements and reasonable out-of-pocket expenses as may be incurred, including the reasonable fees and disbursements of counsel to such personnel of the Underwriters. This indemnity will be in addition to any liability which the Vendors may otherwise have.

11.2 If any Claim contemplated by this section is asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this section comes to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned will notify in writing the Vendors, as soon as reasonably practicable, of the nature of the Claim (provided that any delay or failure to so notify in respect of any potential Claim will not affect the liability of the Vendors under this section unless that delay or failure prejudices the defence of the Claim or increases the liability which the Vendors have under this Section 11). The Vendors will, subject to the following, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce the Claim; provided that the defence will be through legal counsel selected by the Vendors and acceptable to the Indemnified Party, acting reasonably, and no admission of liability will be made by the Vendors or the Indemnified Party without, in each case, the prior written consent of all the Indemnified Parties affected and the Vendors, in each case, which consent will not be unreasonably withheld. An Indemnified Party will have the right to employ separate counsel in any such suit and participate in its defence but the fees and expenses of that counsel will be at the expense of the Indemnified Party unless:

         11.2.1. the Vendors fail to assume the defence of the suit on behalf of the Indemnified Party within ten days of receiving notice of the suit;

         11.2.2. the employment of that counsel has been authorized by the Vendors; or

         11.2.3. the named parties to the suit (including any added or third parties) include the Indemnified Party and the Vendors and the Indemnified Party has been advised in writing by counsel that there are legal defences available to the Indemnified Party that are different or in addition to those available to the Vendors or that representation of the Indemnified Party by counsel for the Vendors is inappropriate as a result of the potential or actual conflicting interests of those represented,

         (in each of the cases set out in Sections 11.2.1, 11.2.2 or 11.2.3, the Vendors will not have the right to assume the defence of the suit on behalf of the Indemnified Party, but the Vendors will be liable to pay the reasonable fees and expenses of separate counsel for all Indemnified Parties and, in addition, of local counsel in each applicable jurisdiction). Notwithstanding the foregoing, no settlement may be made by an Indemnified Party without the prior written consent of the Vendors, which consent will not be unreasonably withheld.

11.3 The Vendors hereby acknowledge and agree that, with respect to Sections 11 and 12, the Underwriters are contracting on their own behalf and as agents for their affiliates' or directors, officers, employees, shareholders and agents and their respective affiliates, directors, officers, employees, shareholders and agents (collectively, the "BENEFICIARIES"). In this regard, each of the Underwriters will act as trustee for the Beneficiaries of the covenants of the Vendors under Sections 11 and 12 with respect to the Beneficiaries and accepts these trusts and will hold and enforce those covenants on behalf of the Beneficiaries.

12.      CONTRIBUTION

12.1 In order to provide for just and equitable contribution in circumstances in which an indemnity provided in Section 11 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Underwriters and the Vendors, as the case may be, will contribute to the aggregate of all claims, damages, liabilities, costs and expenses and all losses (other than losses of profits in connection with the distribution of the Purchased Units) of the nature contemplated in Section 11 and suffered or incurred by the Indemnified Parties in proportions so that the Underwriters will be responsible for the portion represented by the percentage that the total fee paid to the Underwriters in connection with the sale of the Purchased Units bears to the aggregate purchase price of the Purchased Units, both as determined pursuant to the provisions of this agreement, and the Vendors will, subject to Section 13.2, be responsible for the balance, whether or not they have been sued or sued separately; provided that the Underwriters will not in any event be liable to contribute, in the aggregate, any amount in excess of the total fee or any portion actually received.

13.      LIMITATION ON RIGHTS OF INDEMNITY AND CONTRIBUTION

13.1 No party who has engaged in any fraud, wilful default, fraudulent misrepresentation, negligence, wilful misconduct or reckless disregard will be entitled to claim indemnification under Section 11.1 or contribution under Section 12.1 from any person who has not engaged in that fraud, fraudulent misrepresentation or negligence, wilful misconduct or reckless disregard.

13.2 For greater certainty, the Vendors will not have any obligation to contribute pursuant to Section 12 in respect of any Claim except to the extent the indemnity given by it in Section 11 would have been applicable to that Claim in accordance with its terms, had that indemnity been found to be enforceable and available to the Indemnified Parties.

13.3 The rights to contribution provided in this section will be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law provided that Sections 12.1 and 13.2 apply, mutatis mutandis, in respect of that other right.

14.      EXPENSES

14.1 Whether or not the purchase and sale of the Purchased Units is completed, all expenses of or incidental to all matters in connection with the transactions set out in this agreement will be borne by the Vendors, (including Canadian federal goods and services tax and provincial sales tax exigible in respect of any of the foregoing), other than the Underwriters' expenses and disbursements and the fees, expenses and disbursements of the Underwriters' counsel; provided that if the sale of the Purchased Units to the Underwriters is not completed as a result of the Underwriters exercising their rights of termination under sections 15 or 16 of this agreement the Underwriters' expenses and disbursements and the reasonable fees and expenses and disbursements of Underwriters' counsel shall be borne by the Vendors.

15.      ALL TERMS TO BE CONDITIONS

15.1 The Vendors agree that the conditions contained in Sections 7 and 8 will be complied with insofar as they relate to acts to be performed or caused to be performed by the Vendors, and that each of the Vendors will use its respective best efforts to cause all of those conditions to be complied with. All representations, warranties, covenants and other terms of this agreement will be and will be deemed to be conditions, and any breach or failure to comply with any of them or any of the conditions set out in Sections 7 and 8 will entitle the Underwriters to terminate their obligation to purchase the Purchased Units, by written notice to that effect given to the Vendors at or prior to the Closing Time. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of those terms and conditions without prejudice to the rights of the Underwriters in respect of any of those terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing.

16.      TERMINATION BY UNDERWRITERS IN CERTAIN EVENTS

16.1 Each Underwriter will also be entitled to terminate its obligation to purchase the Purchased Units by written notice to that effect given to the Vendors at or prior to the Closing Time if:

         16.1.1. any inquiry, investigation or other proceeding is commenced, announced or threatened or any order is issued under or pursuant to any relevant statute or by any stock exchange or other regulatory authority or there is any change of law, or interpretation or administration thereof, which, in the reasonable opinion of that Underwriter, after consultation with the Vendors, operates to prevent or restrict the trading in, or which adversely impacts the distribution or the marketability of, the Purchased Units;

         16.1.2. there occurs any material change (actual, imminent or reasonably expected) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Company or the Fund, howsoever caused, which, in the opinion of that Underwriter, after consultation with the Vendors, could reasonably be expected to have a significant adverse effect on the market price or value of the Purchased Units or any of them; or

         16.1.3. there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including any act of terrorism, war or like event, or any governmental action, law, regulation, inquiry or other occurrence of any nature which, in the reasonable opinion of such Underwriter, materially adversely affects or may materially affect the financial markets in Canada or the United States or the business, operations or affairs of the Company or the Fund and its subsidiaries, taken as a whole.

16.2     If this agreement is terminated by any of the Underwriters pursuant to
         Section 16.1, there will be no further liability on the part of that Underwriter or of the Vendors to that Underwriter, except in respect of any liability which may have arisen or may later arise under Sections 11, 12 and 14.

16.3 The right of the Underwriters or any of them to terminate their respective obligations under this agreement is in addition to all other remedies as they may have in respect of any default, act or failure to act of the Vendors in respect of any of the matters contemplated by this agreement. A notice of termination given by one Underwriter under this Section 16 will not be binding upon the other Underwriters.

17.      STABILIZATION

         In connection with the distribution of the Purchased Units, the Underwriters and members of their selling group (if any) may over-allot or effect transactions which stabilize or maintain the market price of the Purchased Units at levels above those which might otherwise prevail in the open market, in compliance with Securities Laws. Those stabilizing transactions, if any, may be discontinued at any time.

18.      OBLIGATIONS OF THE UNDERWRITERS TO BE SEVERAL

         Subject to the terms and conditions of this agreement, the obligation of the Underwriters to purchase the Purchased Units will be several and not joint. The percentage of the Purchased Units to be severally purchased and paid for by each of the Underwriters will be as follows:

                     CIBC World Markets Inc.                          32.0%
                     TD Securities Inc.                               22.5%
                     Scotia Capital Inc.                              18.0%
                     BMO Nesbitt Burns Inc.                           10.0%
                     National Bank Financial Inc.                     10.0%
                     Griffiths McBurney & Partners                     7.5%

         If an Underwriter (a "REFUSING UNDERWRITER") does not complete the purchase and sale of the Purchased Units that Underwriter has agreed to purchase under this agreement (other than in accordance with Section 16) (the "DEFAULTED UNITS"), CIBC World Markets may delay the closing date for not more than five (5) days and the remaining Underwriters (the "CONTINUING UNDERWRITERS") will be entitled, at their option, to purchase all but not less than all of the Defaulted Units pro rata according to the number of Initial Units or the Additional Units, as the case may be, to have been acquired by the Continuing Underwriters under this agreement or in any proportion agreed upon, in writing, by the Continuing Underwriters. If no such arrangement has been made and the number of Defaulted Units to be purchased by the Refusing Underwriter(s) does not exceed 10% of the Purchased Units the Continuing Underwriters will be obligated to purchase the Defaulted Units on the terms set out in this agreement in proportion to their obligations under this agreement. If the number of Defaulted Units to be purchased by Refusing Underwriters exceeds 10% of the Purchased Units, as the case may be, the Continuing Underwriters will not be obliged to purchase the Defaulted Units and, if the Continuing Underwriters do not elect to purchase the Defaulted Units:

18.1 the Continuing Underwriters will not be obliged to purchase any of the Purchased Units;

18.2 the Vendors will not be obliged to sell less than all of the Purchased Units; and

18.3 the Vendors will be entitled to terminate their obligations under this agreement arising from their acceptance of this offer, in which event there will be no further liability on the part of the Vendors or the Continuing Underwriters, except pursuant to the provisions of Sections 11, 12 and 14.

19.      NOTICE

         Any notice or other communication required or permitted to be given under this agreement will be in writing and will be delivered to:

         (a)      in the case of MDC:

                  45 Hazelton Avenue
                  Toronto, Ontario
                  M5R 2E3

                  Attention:          Peter Lewis
                  Facsimile No.:      (416) 960-9555

         (b)      in the case of Ashton Potter Canada:

                  45 Hazelton Avenue
                  Toronto, Ontario
                  M5R 2E3

                  Attention:          Peter Lewis
                  Facsimile No.:      (416)960-9555

with a copy to:

                  Torys LLP
                  Toronto-Dominion Centre
                  Maritime Life Tower
                  79 Wellington Street West
                  Suite 3000
                  Box 270, TD Centre
                  Toronto, Ontario
                  M5K 1N2

                  Attention:          Karrin Powys-Lybbe
                  Facsimile No.:      (416) 865-7380

         (c)      in the case of CIBC World Markets:

                  BCE Place
                  161 Bay Street, 6th Floor
                  Toronto, Ontario
                  M5J 2S8

                  Attention:          Daniel J. McCarthy
                  Facsimile No.:      (416) 594-8176

         (d)      in the case of TD Securities Inc.:

                  66 Wellington Street West
                  8th Floor, TD Tower
                  Toronto, Ontario
                  M5K 1A2

                  Attention:          Peter Giacomelli
                  Facsimile No.:      (416) 983-3176

         (e)      in the case of Scotia Capital Inc.:

                  Scotia Plaza
                  40 King Street West, 66th Floor
                  Toronto, Ontario
                  M5W 2X6

                  Attention:          Sarah B. Kavanagh
                  Facsimile No.:      (416) 863-7117

         (f)      in the case of BMO Nesbitt Burns Inc.:

                  1 First Canadian Place
                  P.O. Box 150, 4th Floor
                  Toronto, Ontario
                  M5X 1H3

                  Attention:          Stephen L. Shapiro
                  Facsimile No.:      (416) 359-7300

         (g)      in the case of National Bank Financial Inc.:

                  The Exchange Tower
                  130 King Street West
                  Suite 3200
                  Toronto, Ontario
                  M5X 1J9

                  Attention:          Jim R. Hardy
                  Facsimile No.:      (416) 869-6411

         (h)      in the case of Griffiths McBurney & Partners:

                  145 King Street West, Suite 1100
                  Toronto, Ontario
                  M5H 1J8

                  Attention:          Jason J. Robertson
                  Facsimile No.:      (416) 943-6160

 with a copy to:

                  Lang Michener
                  BCE Place
                  181 Bay Street, Suite 2500
                  Toronto, Ontario
                  M5J 2T7

                  Attention:          Geofrey Myers
                  Facsimile No.:      (416) 365-1719

The parties may change their respective addresses for notices by notice given in the manner set out above. Any notice or other communication will be in writing, and unless delivered personally to the addressee or to a responsible officer of the addressee, as applicable, will be given by telecopy and will be deemed to have been given when (i) in the case of a notice delivered personally to a responsible officer of the addressee, when so delivered; and (ii) in the case of a notice delivered or given by telecopy, on the first Business Day following the day on which it is sent.

20.      MISCELLANEOUS

20.1 Except with respect to Sections 11, 12 and 16, all transactions and notices on behalf of the Underwriters under this agreement or contemplated by this agreement may be carried out or given on behalf of the Underwriters by CIBC World Markets and CIBC World Markets will in good faith discuss with the other Underwriters the nature of any of the transactions and notices prior to giving effect to them or the delivery of them, as the case may be.

20.2 This agreement will be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

20.3 Time will be of the essence of this agreement and, following any waiver or indulgence by any party, time will again be of the essence of this agreement.

20.4 The words "agreement", "hereof", "hereunder" and similar phrases mean and refer to the agreement formed as a result of the acceptance by the Vendors of this offer by the Underwriters to purchase the Purchased Units.

20.5 All representations, warranties, covenants and agreements of the Vendors contained in this agreement or contained in documents submitted pursuant to this agreement and in connection with the transaction of purchase and sale contemplated by this agreement will survive and will continue in full force and effect for a period of six years from the Closing Date for the benefit of the Underwriters, regardless of any subsequent disposition of the Purchased Units or any investigation by or on behalf of the Underwriters with respect thereto. The Underwriters will be entitled to rely on the representations and warranties of the Vendors contained in this agreement or delivered pursuant to this agreement notwithstanding any investigation which the Underwriters may undertake or which may be undertaken on the Underwriters' behalf.

20.6 Each of the parties to this agreement will be entitled to rely on delivery of a facsimile copy of this agreement and acceptance by each party of any such facsimile copy will be legally effective to create a valid and binding agreement between the parties to this agreement in accordance with the terms of this agreement.

20.7 This agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which, when taken together, will constitute one and the same agreement.

20.8 To the extent permitted by applicable law, the invalidity or unenforceability of any particular provision of this agreement will not affect or limit the validity or enforceability of the remaining provisions of this agreement.

20.9 This agreement and the other documents referred to in this agreement do not supersede the rights and obligations of the parties under paragraph 6 ("Right of First Refusal") of the engagement letter between MDC and CIBC World Markets, or under the Underwriting Agreement dated May 15, 2003 among the Fund, MDC, Ashton Potter Canada and the Underwriters.

20.10 The terms and provisions of this agreement will be binding upon and enure to the benefit of MDC, Ashton Potter Canada and the Underwriters and their respective successors and assigns; provided that, except as otherwise provided in this agreement, this agreement will not be assignable by any party without the written consent of the others and any purported assignment without that consent will be invalid and of no force and effort.

         If this letter accurately reflects the terms of the transactions which we are to enter into and are agreed to by you, please communicate your acceptance by executing the enclosed copies of this letter where indicated and returning them to us.

                                Yours very truly,

                                CIBC WORLD MARKETS INC.


                                By: __________________________________
                                    Name:  Daniel J. McCarthy
                                    Title: Managing Director

                                TD SECURITIES INC.


                                By: ____________________________________
                                    Name:    Peter Giacomelli
                                    Title:   Vice-President and Director

                                SCOTIA CAPITAL INC.


                                By: ____________________________________
                                    Name:    Peter Slan
                                    Title:   Director

                                BMO NESBITT BURNS INC.


                                By: ____________________________________
                                    Name:    Stephen L. Shapiro
                                    Title:   Vice-President

                                NATIONAL BANK FINANCIAL INC.


                                By: __________________________________________
                                Name:    Jim R. Hardy
                                Title:   Managing Director, Investment Banking

                                GRIFFITHS MCBURNEY & PARTNERS


                                By:__________________________________
                                Name:    Jason Robertson
                                Title:   Partner, Investment Banking


                                Accepted and agreed to by
                                the undersigned as of the
                                date of this letter first
                                written above.

                                MDC CORPORATION INC.


                                By: _______________________________________
                                    Name:  Graham Rosenberg
                                    Title: Executive Vice-President

                                ASHTON POTTER CANADA INC.


                                By: _______________________________________
                                    Name: Walter Campbell
                                    Title:   Senior Vice-President, Finance

                                  SCHEDULE 3.3

                          CANADIAN PURCHASER'S LETTER


To:      [INSERT NAME OF UNDERWRITER] (THE "UNDERWRITER")

Re:      Purchase of Units of Custom Direct Income Fund (the "Fund")

The undersigned hereby confirms its agreement to purchase from the Underwriter ___________ Units of the Fund (the "Units") at a price of $10.00 per Unit. The purchase price shall be payable to the Underwriters in cash in accordance with customary settlement procedures on or about July 29, 2003 (or such other date determined by the Underwriter) against delivery of the Units.

In connection with its agreement to purchase the number of Units indicated above, the undersigned represents, warrants and covenants to you,

         O it is aware that the sale of the Units has not been and will not be qualified under a prospectus under applicable Canadian securities laws (the "Securities Laws") and that the offer and sale of Units to it are being made either in reliance on a private placement exemption for offers and sales to accredited investors (as such term is defined in Annex A hereto, "Accredited Investors");

         O it is an Accredited Investor and is acquiring the Units as principal and not with a view to any resale, distribution or other disposition of the Units in violation of Securities Laws;

         O it has had access to such additional information, if any, concerning the Fund as it has considered necessary in connection with its investment decision to acquire the Units;

         O it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Units and is able to bear the economic risks of such investment;

         O it acknowledges that it has not purchased the Units as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

         O it understands that if it decides to offer, sell or otherwise transfer any of the Units, the Units may be offered, sold or otherwise transferred only: (1) in a private placement or other transaction which is exempt from the prospectus requirements of Securities Laws or (2) after a period of 4 months has elapsed from the date of purchase of the Units and provided that (i) the Fund has been a reporting issuer for 4 months immediately preceding the sale; (ii) such sale is not a control contribution (as such term is defined under Securities Laws); (iii) no unusual effort is made to prepare the market or to create a demand for the Units; (iv) no extraordinary commission or consideration is paid to a person or company in respect of the sale; (v) if the selling security holder is an insider or officer of the Fund, the selling security holder has no reasonable grounds to believe that the Fund is in default of Securities Laws, and (vi) the selling security holder files, within 10 days of the sale, a report in Form 45-501F2 under the Securities Act (Ontario);

         O it understands and acknowledges that certificates representing the Units, and all certificates issued in exchange for or in substitution of the Units, will bear the following legend upon the original issuance of the Units, and until the legend is no longer required under applicable requirements of Securities Laws:

                  "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE];

         O it consents to the Fund making a notation on its records or giving instructions to any transfer agent of the Units in order to implement the restrictions on transfer set out above; and

         O if required by applicable securities legislation, regulatory policy or order by any securities commission, stock exchange or other regulatory authority, it will execute, deliver and file and otherwise assist the Fund in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Units.

         The undersigned acknowledges that the representations and warranties and agreements contained herein are made by it with the intent that they may be relied upon by you in determining its eligibility to purchase the Units. By this letter the undersigned represents and warrants that the foregoing representations and warranties are true and that they shall survive the purchase by it of the Units and shall continue in full force and effect notwithstanding any subsequent disposition by the undersigned of Units.

         You are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Dated:
                           Name of Purchaser

                           By: ______________________
                               Name
                               Title:

                                    ANNEX A
                         TO CANADIAN PURCHASER'S LETTER

                       DEFINITION OF ACCREDITED INVESTOR
                              (ONTARIO RESIDENTS)

                     (PLEASE TICK THE APPLICABLE CATEGORY)

         "Accredited Investor" means any entity which comes within any of the following categories:

     o (a) a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act;

     o (b) the Business Development Bank incorporated under the Business Development Bank Act (Canada);

     o (c) a loan corporation or trust corporation registered under the Loan and Trust Corporations Act or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

     o (d) a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

     o (e) a company licensed to do business as an insurance company in any jurisdiction;

     o    (f)  a subsidiary of any company referred to in paragraph (a), (b),
               (c), (d) or (e), where the company owns all of the voting shares of the subsidiary;

     o (g) a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

     o (h) the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

     o (i) any Canadian municipality or any Canadian provincial or territorial capital city;

     o (j) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

     o (k) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

     o    (l)  a registered charity under the Income Tax Act (Canada);

     o (m) an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

     o (n) an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

     o (o) an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual 's registration is still in effect;

     o (p) a promoter of the issuer or an affiliated entity of a promoter of the issuer;

     o (q) a spouse, parent, grandparent or child of an officer, director or promoter of the issuer;

     o (r) a person or company that, in relation to the issuer, is an affiliated entity or a person or company referred to in clause
               (c) of the definition of distribution in subsection 1(1) of the Act;

     o    (s)  an issuer that is acquiring securities of its own issue;

     o (t) a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

     o (u) a person or company that is recognized by the Ontario Securities Commission as an accredited investor;

     o (v) a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

     o (w) a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director;

     o (x) a managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

     o (y) an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act;

     o (z) an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function;

     o (aa) a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.


For the purposes hereof, the following definitions are included for convenience:

         (a) "company" means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

         (b) "entity" means a company, syndicate, partnership, trust or unincorporated organization;

         (c) "financial assets" means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

         (d) "managed account" means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction;

         (e) "mutual fund" includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of securities;

         (f)      "non-redeemable investment fund" means an issuer:

         (i) whose primary purpose is to invest money provided by its securityholders,

                  (i) that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds, and

                  (ii)     that is not a mutual fund;

         (g) "person" means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative;

         (h)      "portfolio adviser" means:

                  (i)      a portfolio manager,

                  (ii) a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the regulation made under the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of The Toronto Stock Exchange or the Investment Dealers' Association of Canada referred to in that subsection;

         (i) "related liabilities" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets; and

         (j) "spouse", in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

In Ontario Securities Commission Rule 45-501 a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

In Ontario Securities Commission Rule 45-501 a person or company is considered to be controlled by a person or company if,

         (a)      in the case of a person or company,

                  (i) voting securities of the first-mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of securities only, by or for the benefit of the other person or company; and

                  (ii) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

         (b) in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

         (c) in the case of a limited partnership, the general partner is the second-mentioned person or company.

In Ontario Securities Commission Rule 45-501 a person or company is considered to be a subsidiary entity of another person or company if:

         (a)      it is controlled by,

                  (i)      that other, or

                  (ii) that other and one or more persons or companies each of which is controlled by that other, or

                  (iii) two or more persons or companies, each of which is controlled by that, or

         (b) it is a subsidiary entity of a person or company that is the other's subsidiary entity.

Note: If the Purchaser is not a resident of Ontario, a Substituted Form should be obtained from the Underwriters and duly completed.

                                  SCHEDULE 6.9



NAME OF VENDOR                                       NUMBER OF PURCHASED UNITS

MDC Corporation Inc.                                             2,502,424
Ashton Potter Canada Inc.                                          461,380
                                                                 ---------
                                                                 2,963,804
                                                                 ---------

                                  SCHEDULE 7.1

                                SCOPE OF OPINION

                           FORM OF TORYS LLP OPINION



Corporate, Partnership and Trust Opinions

1. Each of Ashton Potter Canada Inc. and MDC Corporation Inc. (collectively, the "Vendors") is incorporated and existing under the laws of its jurisdiction of incorporation.

2. The Fund has been created and is existing as a trust under the laws of the Province of Ontario.

3. Each of the Vendors has the corporate power and capacity to execute, deliver and perform its obligations under the Underwriting Agreement.

4. Each of the Vendors has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Underwriting Agreement.

5. The Purchased Units have been issued as fully paid and non-assessable units of the Fund.

6. The attributes of the Purchased Units conform in all material respects with the description of those attributes contained in the Prospectus under the captions "Description of the Fund - Units", "- Issuance of Units", "- Cash Distributions", "- Redemption Right" and "- Meetings of Unitholders".

7. Searches which we conducted under the Personal Property Security Act (Ontario), disclosed no registration which is sufficient to perfect a security interest in the Purchased Units.

Enforceability Opinion

8. The Underwriting Agreement constitutes a legal and valid and binding obligation of each Vendor enforceable in accordance with its terms.

Securities Law Opinions

9. The sale of the Purchased Units to the Underwriters and the sale of such Purchased Units by the Underwriters to the purchasers (the "Purchasers") resident in Canada in accordance with the Purchaser's Letter (in the form of Schedule 3.3 or other form required by Securities Laws) will be exempt from the prospectus requirements of Securities Laws ("Applicable Securities Laws") applicable in the province of residence of Purchasers (subject to customary qualifications) and no other document will need to be filed or proceeding taken under Applicable Securities Laws in respect of the transactions contemplated by the Underwriting Agreement, except for the requirement that the Vendors within 10 days after the date the trades are made file reports in prescribed form under Applicable Securities Laws.

10. The first trade in the Purchased Units by the Purchasers will not be subject to the prospectus requirements of Applicable Securities Laws, subject to the customary conditions, including that a period of 4 months has elapsed from the date of purchase by the Purchaser and that the certificate representing the Purchased Units bear legends in prescribed form.

Pending Litigation Opinion

11. We have not been retained to represent any of the Vendors in respect of any:

         (i) court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal or criminal;

         (ii)     arbitration or other dispute settlement procedure, or

         (iii) investigation or inquiry by any governmental, administrative, regulatory or other similar body.

Eligibility for Investment Opinions

12.      The Purchased Units are investments in which:

         (i) the provisions of the Insurance Companies Act (Canada) would not, subject to compliance with the prudent investment and lending policies, standards and procedures required to be established pursuant to that Act and in the case of foreign companies (as defined in that Act) subject to any restriction contained in the trust deed creating the trust in respect of such assets, preclude the funds of companies (as defined in that Act) or societies (as defined in that Act) or the assets of foreign companies (as defined in that Act) required to be vested in trust, from being vested;

         (ii) the provisions of the Pension Benefits Standards Act, 1985 (Canada) and the Regulation thereunder would not, subject to compliance with the prudent investment standards of that Act, and compliance with the statement of investment policies and procedures for such plan required to be established pursuant to that Act, preclude the funds of a pension plan regulated thereunder from being invested;

         (iii) the provisions of the Trust and Loan Companies Act (Canada) would not, subject to compliance with the prudent investment and lending policies, standards and procedures required to be established pursuant to that Act, preclude the funds of companies regulated under that Act from being invested;

         (iv) the provisions of the Cooperative Credit Associations Act (Canada) would not, subject to compliance with the prudent investment and lending policies, standards and procedures required to be established pursuant to the Act, preclude the funds of associations regulated under that Act from being invested;

         (v) the provisions of the Pension Benefits Act (Ontario) and the Regulation thereunder would not preclude the funds of a pension plan regulated thereunder from being invested, provided that the investment by such plan in the Units is in compliance with the statement of investment policies and procedures established for such plan that meets the requirements of sections 6, 7, 7.1 and 7.2 and Schedule III to the Regulation under the Pension Benefits Standards Act, 1985 (Canada) as it read on December 1, 1999, as incorporated by reference into the Regulation under the Pension Benefits Act (Ontario), and provided further that such investment is in compliance with the prudent investment standards of the Pension Benefits Act (Ontario);

         (vi) the provisions of the Trustee Act (Ontario) would not, subject to compliance with the prudent investment standards, policies and criteria established by that Act, preclude trust property held by a trustee for investment from being invested, subject to any restriction contained in the terms of the trust in respect of such trust property; and

         (vii) the provisions of the Loan and Trust Corporations Act (Ontario) and the Regulation thereunder would not, subject to compliance with the prudent investment standards of that Act, preclude the funds received as deposits by registered corporations (as defined in that Act) from being invested.

Tax Opinions

13. The Purchased Units will be qualified investments under the Income Tax Act (Canada) (the "Tax Act") for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans (collectively, the "Plans") provided the Fund is a mutual fund trust under the Tax Act at all material times.

14. The Purchased Units do not constitute "foreign property" for the purpose of the tax imposed under Part XI of the Tax Act on the Plans (other than registered education savings plans), registered investments and other tax exempt entities, including most registered pension funds or plans.

15. The statements contained in the Prospectus under the heading "Certain Income Tax Considerations - Certain Canadian Federal Income Tax Considerations" fairly describe as of the date hereof the principal Canadian federal income tax considerations set out therein.

16. The statements contained in the Prospectus under the heading "Certain Income Tax Considerations - Certain U.S. Federal Income Tax Considerations" fairly describe as of the date hereof the principal U.S. federal income tax considerations set out therein.